Exhibit 99.1

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT is entered into as of January 11, 2010, by and among the signatories hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the shares of common stock, par value $0.01 per share, of Osteotech, Inc., a Delaware corporation, is, and any amendment thereafter signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: January 11, 2010

BOSTON AVENUE CAPITAL LLC

By:	/s/ Stephen J. Heyman
	Name:	Stephen J. Heyman
	Title:	Manager

/s/ Stephen J. Heyman
STEPHEN J. HEYMAN

/s/ James F. Adelson
JAMES F. ADELSON

/s/ Charles M. Gillman
CHARLES M. GILLMAN

SPENCER CAPITAL OPPORTUNITY FUND, LP

By:	SPENCER CAPITAL PARTNERS, LLC
General Partner

By:	/s/ Kenneth H. Shubin Stein
	Name:	Dr. Kenneth H. Shubin Stein
	Title:	Managing Member

SPENCER CAPITAL MANAGEMENT, LLC

By:	/s/ Kenneth H. Shubin Stein
	Name:	Dr. Kenneth H. Shubin Stein
	Title:	Managing Member

SPENCER CAPITAL PARTNERS, LLC

By:	/s/ Kenneth H. Shubin Stein
	Name:	Dr. Kenneth H. Shubin Stein
	Title:	Managing Member

/s/ Kenneth H. Shubin Stein
DR. KENNETH H. SHUBIN STEIN

WILLIAM J. NASGOVITZ

By:	/s/ Paul T. Beste
	Name:	Paul T. Beste
	Title:	Attorney-in-Fact for William J. Nasgovitz (Pursuant to Power of Attorney Previously Filed)

HEARTLAND ADVISORS, INC.

By:	/s/ Paul T. Beste
	Name:	Paul T. Beste
	Title:	Chief Operating Officer